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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 April 20, 2006
                                 --------------


                           United Parcel Service, Inc.
                           ---------------------------
             (Exact name of registrant as specified in its charter)

                  Delaware                         001-15451                     58-2480149
                  --------                         ---------                     ----------
              (State or other                     (Commission                  (IRS Employer
                jurisdiction                     File Number)              Identification Number)
             of incorporation)


                         55 Glenlake Parkway, N.E.
                              Atlanta, Georgia                                     30328
                              ----------------                                     -----
                  (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (404) 828-6000
                                                           --------------


                                 Not applicable
                                ----------------
          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement.

         The information included pursuant to Item 2.03 is incorporated under this Item 1.01.

Item 1.02.  Termination of a Material Definitive Agreement.

         As of April 20, 2006, in connection with our entry into the new credit facility described in Item 2.03 hereof, we terminated the $1.0 billion 364-day revolving facility, dated as of April 21, 2005, with the banks, financial institutions and other institutional lenders signatory thereto, and Citibank, N.A as administrative agent. The prior credit facility expired on April 20, 2006.

Item 2.02 - Results of Operations and Financial Condition.

         On April 20, 2006, United Parcel Service, Inc. issued a press release containing information about the Company's results of operations for the first quarter ended March 31, 2006. A copy of the press release is attached hereto as
Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

         On April 20, 2006, we entered into a new $1.0 billion 364-Day revolving credit facility (the "364-Day Facility") with a syndicate of commercial banks, including Citibank, N.A. as administrative agent ("Citibank" or the "Agent"). The material terms and conditions of the 364-Day Facility are as set forth below.

     THE 364-DAY FACILITY

         Generally, amounts outstanding under the 364-Day Facility bear interest at a "base rate." For U.S. Dollar advances, the base rate is a fluctuating rate equal to Citibank's base rate and for non-U.S. Dollar advances a periodic fixed interest rate equal to LIBOR for the applicable currency plus a margin equal to 0.130%. Interest on both U.S. Dollar and non-U.S. Dollar denominated advances are payable quarterly and in arrears.

         The 364-Day Facility will mature and all amounts outstanding thereunder will be due and payable on April 19, 2007, provided, however, that we may request renewal of the facility for an additional 364-day period or convert all amounts outstanding thereunder into a three-year term loan which would mature on April 19, 2010. Should we exercise our option to convert advances under the 364-Day Facility into such a term loan, U.S. Dollar advances would continue to bear interest at the same rate discussed above. Non-U.S. Dollar advances would also continue to bear interest at a fixed periodic rate equal to LIBOR for the applicable currency, however, the applicable margin would increase to 0.250%.

         We may request the Agent to solicit competitive bids from the lenders under the 364-Day Facility for advances with requested maturities of at least seven days. Each of such lenders may bid at its discretion. We may accept one or more of such bids, provided that the aggregate outstanding advances on the date of, and after giving effect to, the competitive bid advance does not exceed the aggregate commitments of all lenders under the 364-Day Facility. Each such competitive bid advance must be at least $25 million and may be increased in multiples of $1.0 million. While any such borrowing is outstanding, it will be deemed a usage of the 364-Day Facility with regard to availability thereunder.

         We are required to pay certain fees in connection with the 364-Day Facility. For example, we must pay an annual facility fee quarterly in arrears equal to 0.02% of the aggregate $1.0 billion commitment of the lenders under the 364-Day Facility. Generally, however, we may reduce the aggregate commitment of such lenders by terminating any unused amounts under the 364-Day Facility on three days notice. Such reductions must be at least $25 million and are subject to certain restrictions. We may also be required to pay certain fees to the Agent, as we and the Agent may agree on from time-to-time, such as in connection with a competitive bid advance.

         The 364-Day Facility contains customary covenants regarding the preservation and maintenance of our corporate existence, material compliance with laws, payment of taxes, and maintenance of insurance and of our properties. The 364-Day Facility also generally restricts us from incurring any secured indebtedness without making provision for indebtedness under the Credit Facility to be secured equally and ratably with such secured indebtedness, and from entering into certain sale-leaseback transactions. Further, the 364-Day Facility generally requires that we maintain a consolidated minimum net worth of $3.0 billion. The 364-Day Facility includes customary events of default, including, but not limited to, the failure to pay any interest, principal or fees when due, the failure to perform any covenant or agreement, inaccurate or false representations or warranties, insolvency or bankruptcy, change of control, the occurrence of certain ERISA events and judgment defaults.

         We plan to use the proceeds from the 364-Day Facility for general corporate purposes, including commercial paper backstop.

Item 9.01 - Financial Statements and Exhibits

(c)      Exhibits

99.1     Press release dated April 20, 2006



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     UNITED PARCEL SERVICE, INC.



Date:  April 24, 2006                By: /s/ D. Scott Davis
                                         --------------------------
                                         Name:  D. Scott Davis
                                         Title: Senior Vice President, Treasurer
                                                and Chief Financial Officer




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                                  EXHIBIT INDEX

99.1     Press Release dated April 20, 2006